Exhibit 4.9

English summary of Principal Terms of an Addendum to the Lease Agreement (dated March 22, 2015), entered on February 27, 2017, by and between Mintz K. Construction Company Ltd. (the “Landlord”), as landlord, and Galmed Research and Development Ltd. (the “GRD”), as tenant (the “Addendum”).

The Addendum

•	Premises covered by the Addendum: Approximately 90 square meters for a space adjacent to the original premises covered under the Lease Agreement (the “Additional Premises”). The Additional Premises together with the original premises shall add up to a total of 446 square meters (the “Total Premises”).

•	Term of Lease: Notwithstanding the Lease period under the Lease Agreement, the term of the Total Premises shall be for a period of 25 months from February 20, 2017 until March 21, 2019 (the “New Lease Term”), provided however that GRD shall have an option to extend the New Lease Term in accordance with the terms of the Lease Agreement (the “Option”).

•	Fees: In addition to the fees paid under the Lease Agreement, the Company shall pay additional monthly rental fees in the amount of NIS 5,900 plus VAT for the Additional Premises (the “Additional Rental Fee)”, which shall increase to NIS 6,600 during the Option period, if exercised. The Additional Rental Fee is linked to the Israeli consumer price index of March 2015 and shall be paid on a quarterly basis together with the original premises rental fees.

•	Expenses: GRD shall bear all customary expenses associated with the use of the Total Premises, including, but not limited to, Total Premises’ management fees and municipal tax.

•	Security: GRD shall provide the Landlord with (i) an autonomous bank guarantee of NIS 26,000; provided however that during the Option Period, if exercised, the autonomous bank guarantee shall increase to NIS 29,000.

•	Sublease: GRD shall have the right to transfer or assign its rights in the Premises to a third party, provided that in such event the Landlord's rights under the Lease and the Addendum thereof shall remain.

תוספת להסכם שכירות בלתי מוגנת מקורית , (מתאריך 22 בחודש מרץ 2015)
שנערך ונחתם בתל-אביב ביום 27 בחודש פברואר= 2017, להלן "**תוספת 2 להסכם**"

- ב י ן -

1. **ק. מינץ חברה קבלנית לבנין בע"מ**, ח. פ. 51-086379-8
(להלן יחד - "**המשכיר**")

מצד אחד

- ל ב י ן -

גלמד מחקר ופיתוח בע"מ ח.פ. 51-498319-6
(להלן - "**השוכר**")

מצד שני

הואיל והמשכיר הינו הבעלים שטחים בית קרת"א, בנין משרדים בן 8 קומות ומרתף ברח' טיומקין 16-18 תל אביב, הידוע גם כגוש 6941 חלקה 171 תת חלקות 93-96, 88-116 על צמידויותיהן, המסומן כמבנה II בתשריט המצורף (להלן: "**הבניין**"), והינו הבעלים של קומה 4, והשוכר מעוניין לשכור מהמשכיר שטח נוסף בקומה 4 צמוד למושכר הקיים המסומן בקווים אלכסוניים בתשריט המצורף להסכם זה כנספח A, (להלן: "**המושכר הנוסף**").

והואיל וברצון השוכר לשכור מהמשכיר את המושכר הנוסף בשכירות חופשית במצבו as is;

והואיל ולמשכיר, יוחדו שטחים מסוימים בינו לבין תמשר בע"מ, בבניין, ובכלל זה זכויות בשלמות ובאופן בלעדי, בקומה 4 בשטח המושכר הנוסף הנ"ל.

והואיל והמשכיר מסכים להשכיר לשוכר את המושכר, בהתאם לתנאי תוספת להסכם זה;

לפיכך הוצהר, הותנה והוסכם בין הצדדים כדלקמן:

מובהר כי לענין הסכם זה יחולו משמעות המונחים הבאים:
הנספח לחוזה זה מהווה חלק בלתי נפרד ממנו.

כל המושכר – השטח המושכר הנוסף המפורט בהואיל הראשון, 90 מ"ר ברוטו שהינו צמוד יתווסף לשטח הצמוד לו-המושכר הראשוני, שבהסכם השכירות המקורית (מתאריך 22 במרץ 2015).כך שכל המושכר שטחו סה"כ 446 מ"ר (להלן: "**כל המושכר**).

1. **תקופת השכירות**

למרות האמור בהסכם המקורי, המשכיר משכיר בזאת את כל המושכר לשוכר והשוכר שוכר בזאת את כל המושכר מהמשכיר לתקופה של 25 חודשים תחילתה ביום 20.2.2017 וסיומה ביום 21.3.2019 (להלן: "תקופת השכירות החדשה")

גלמד מחקר ופיתוח בע"מ
Galmed Research and Development Ltd.
ח.פ. 514983196

ק. מינץ
חברה קבלנית לבנין בע"מ

2. **<u>דמי השכירות ואופן תשלומם</u>**

2.א בנוסף לאמור בסעיף 7 בהסכם המקורי, השוכר ישלם דמי השכירות עבור המושכר הנוסף בסך של -5,900 ₪ (חמשת אלפים ותשע מאות שקלים) לחודש צמוד למדד בסיס, בתוספת מע"מ ובנוסף ישלם השוכר דמי נהול עבור 90 מ"ר לחברת הנהול לכל חודש.

2.ב ניתנת לשוכר זכות להאריך את תקופת השכירות במושכר הנוסף לפי סעיף 6 בחוזה המקורי מיום 22.3.2015, דמי השכירות לכל חודש בתקופת האופציה בסך - 6,600 ₪ (ששת אלפים ושש מאות שקלים) לחודש בתוספת מע"מ, צמוד למדד (להלן: "דמי השכירות על המושכר הנובף בתקופת האופציה"), ובנוסף ישלם השוכר דמי נהול עבור 90 מ"ר לחברת הנהול לכל חודש בגין המושכר הנוסף..

דמי השכירות בתקופת אופציה על המושכר הנוסף בתקופת אופציה ישולמו בו זמנית (יתווספו) עם התשלום גם עבור דמי שכירות של המושכר המקורי, כמפורט בסעיף 7.7 בהסכם המקורי.

2.ג דמי השכירות ישולמו באופן רבעוני. על מנת שתאריכי תשלומים למושכר הנוסף יוצמדו לאלו של המושכר הראשוני, התשלומים ישולמו כמפורט

2.ד במעמד חתימת התוספת זו, ימסרו למשכיר המחאות למשך תקופת השכירות, המחאה 1 לתקופה עד 21.6.17 בסך 27,600 ₪ וכן 7 המחאות לתקופת השכירות כל אחת בסך של - 20,709 ₪ לתאריכים -- 22/6, 22/9, 22/3,. 22/12 בהתאם לסעיף 7.4.

3. המושכר הנוסף ימסר במצב As-is צבוע חדש כולל ארון תחתון לבן וכמפורט בסעיף 3.1,3.2 בהסכם המקורי ובסיום ההסכם יוחזר הנ"ל כיחידה נפרדת, כשכל תשתיות (לרבות חשמל מים כבוי אש תקשורת) כולל נקודת מים עצמאיות במושכר הנוסף, וכן הקיר C המפריד לכיוון ~~דרום~~ מזרח בין המושכר הנוסף המושכר הראשוני זהה לקיר הקיים בעת חתימת תוספת זו שכירות המושכר הנוסף.

4. ניתן אשור לשוכר להציב תמונה/חיפוי על קיר המבואה הפנימית מול דלת הכניסה הראשית למבואה – קיר המסומן באות B בנספח A, כך שחיפוי יהיה לרוחב מימין (לכיוון מזרח) מדלת הזכוכית של המושכר הנוסף, בכפוף. לכך שהשוכר מצהיר ומתחייב שבתום השכירות או החזרת המושכר הנוסף ישיב את המצב בקיר B הגובל במבואה לקדמותו, כלומר השוכר יסיר את החיפוי ויצבע מחדש את קיר B בצבע אקרילי בגוון לבן או גוון אחר שהמשכיר יודיע לו מראש בכתב.

5. <u>מסים</u>

השוכר ישלם ארנונה לעיריה מראשית תקופת השכירות גם עבור המושכר הנוסף והוא יפנה בהקדם לעת"א במתן הודעה על שינוי שם המחזיק במושכר הנוסף. דמי הנהול ישולמו על ידי השוכר לחברת הנהול החל מקבלת המושכר הנוסף על שטח נוסף של 90 מ"ר (שמתוסף לשטח שבהסכם השכירות המקורית) וסה"כ על כל המושכר בעבור 446 מ"ר.

6. <u>שכירות משנה</u>

גלמד מחקר ופיתוח בע"מ
Galmed Research and Development Ltd.
ח.פ. 514983196

ק. בינץ
חברה קבלנית לבנין בע"מ

המשכיר יהיה רשאי להעביר זכויותיו במושכר לאחר מבלי שיהיה צורך בקבלת הסכמת השוכר ובכפוף לשמירת זכויות השוכר על פי חוזה זה.

7. <u>בטחונות</u>

להבטחת ביצוען של כל התחייבויות השוכר לפי הסכם זה ימסור השוכר לידי המשכיר במעמד חתימת ההסכם ערבות בנקאית אוטונומית ובלתי מותנית בסך השווה, 26,000 ₪ (עשרים וששה אלף שקל) או פקדון מזומן (בהעברה בנקאית לחשבון בנק המשכיר) אשר תעמוד בתוקפה עד לחלוף 60 יום מתום תקופת השכירות החדשה בתוספת זו להסכם (2) ו/או תקופות השכירות הנוספות, אם מומשה האופציה. במידת הצורך, תוארך הערבות הבנקאית וכן מעת לעת ויועדכן סכום הערבות הבנקאית בהתאם לתוספת דמי השכירות -באופציה כמופרט בהסכם השכירות המקורי ובנוסף לגבי מושכר זה הערבות בתקופת האופציה תהיה 29,000. כמו כן ימסור השוכר למשכיר המחאה פתוחה לפקודת עיריית ת"א יפו – להבטחת תשלומי הארנונה. אי קיום סעיף זה יהווה הפרה יסודית.

במידה והשוכר ימסור למשכיר עד למועד חדוש הערבות לגבי המושכר בהסכם המקורי ערבות חדשה בסך כולל של 129,000, אזי המשכיר ישיב בו זמנית הפקדון (26,000 שקל) לשוכר.
למען הסר ספק, בכל מקרה הערבות הבנקאית שנתנה לידי המשכיר בראשית הסכם השכירות המקורי תמשיך ותוארך בהתאם למפורט בהסכם המקורי והאופציה. אי קיום סעיף זה יהווה הפרה יסודית.

8. מובהר שאין בסעיפים אלו לשנות את ההסכם המקורי למעט אם נקבע אחרת בתוספת להסכם זו (2) באופן ספציפי. השוכר מתחייב להתאים ולהרחיב את פוליסת הבטוח על המושכר הנוסף כך שהפוליסה תכלול את כל המושכר בהרחבת כל הקפיה ותנאיה לתוספת שטח הנוסף החדש באופן יחסי, כמו כן, מובהר שהתאריכים של מתן ההודעות יותאמו בהתאם לתאריכים החדשים ובהתאם להגדרות בתוספת להסכם זו.

9. בכפוף לאמור לעיל כל יתר הסעיפים\ ההוראות ותנאי ההסכם המקורי שנחתם במרץ 2015 יוותרו על כנן ויחולו גם על תוספת זו.

ולראיה באו הצדדים על החתום:

ק. מינץ חברה קבלנית לבנין	גלמד מחקר ופיתוח בע"מ Galmed Research and Development Ltd. ח.פ. 514983196
המשכיר	השוכר

<u>אישור חתימת השוכר ע"י עו"ד</u>

אני, הח"מ גיא נחמיה עו"ד, רשיון מספר 63306 מרח' טיומקין 16 (ת"א) מאשר בזה כי חתימת השוכר נעשתה בפני ע"י מורשה חתימה של השוכר והיא מחייבת את השוכר גלמד מחקר ופיתוח בע"מ לכל דבר ועניין על פי תזכירה או תקנונה ו/או החלטותיה.

גיא נחמיה, עו"ד
Guy Nehemya, Advocate
License No. 63306 .מ.ר

גלמד מחקר ופיתוח בע"מ
Galmed Research and Development Ltd.
ח.פ. 514983196

נספח A
OPEN SPACE
ק. מינץ
חברה קבלנית לבנין בע"מ

גלמד מחקר ופיתוח בע"מ
Galmed Research and Development Ltd.
ח.פ. 514983196